T. ROWE PRICE NEW ASIA FUND

ANNUAL MEETING
 RESULTS
The T. Rowe Price New Asia Fund held a meeting on October 25, 2000, to approve a new investment management agreement, to amend the fund's fundamental policy to permit the fund to change its status from diversified to non-diversified, to elect fund directors, and to ratify the Board of Directors' selection of PricewaterhouseCoopers
LLP
as the fund's independent accountants.

The results of voting were as follows (by number of shares):

For approval of a new investment management
agreement:
Anthony W. Deering
Affirmative:
73,470,786.305
Against:
  2,057,875.953
Affirmative:
72,172,126.698
Against:
  1,426,796.632
Total:
75,528,662.258
Abstain:
  1,929,738.928

Donald W. Dick, Jr.
Total:
75,528,662.258
Affirmative:
73,537,388.140

Against:
  1,991,274.118
To amend the Fund's fundamental policy to
permit it to change its status from diversified
to non-diversified:
Total:
75,528,662.258
Affirmative:
53,449,664.912
Paul M. Wythes
Against:
  7,211,629.463
Affirmative:
73, 460,534.044
Abstain
  1,789,121.883
Withhold:
  2,068,128.214
Broker Non-votes:
13,078,246.000
Total:
75,528,662.258
Total:
75,528,662.258

To ratify the appointment of
PricewaterhouseCoopers as
independent accountants


For nominees to the Board of Directors of the New Asia Fund:

M. David Testa
Affirmative:
73,522,328.005


Affirmative:
73,469,056.332
Against:
     788,703.777

Withhold:
  2,059,605.926
Abstain:
  1,217,630.476

Total:
75,528,662.258
Total:
75,528,662.258

Martin G. Wade
Affirmative:
73,464,230.815

Against:
  2,064,431.443

Total:
75,528,662.258